CVS CAREMARK CORPORATION
BUSINESS PLANNING COMMITTEE
NONQUALIFIED STOCK OPTION AGREEMENT - ANNUAL GRANT
GRANT DATE: APRIL __, 2014

1.     GRANT OF AWARD. Pursuant to the provisions of the 2010 Incentive Compensation Plan, as amended (the “ICP”) of CVS Caremark Corporation (the ”Company”), on the date set forth above (the “Grant Date”), the Company has granted and hereby evidences the Grant to the person named below (the “Participant”), subject to the terms and conditions set forth or incorporated in this Nonqualified Stock Option Agreement (“Agreement”), the right, and option, to purchase from the Company the aggregate number of shares of Common Stock ($.01 par value) of the Company (“Shares”) set forth below, at the purchase price indicated below (the “Option”), such Option to be exercised as hereinafter provided. The ICP is hereby made a part hereof and Participant agrees to be bound by all the provisions of the ICP. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term(s) in the ICP. The Option is a nonqualified option as defined in the ICP.

Participant:
Employee ID:
Shares:
Option Price:

2.    TERM OF OPTION. The term of this Option shall be for a period of seven (7) years from the Grant Date, subject to the earlier termination of the Option, as set forth in the ICP and in this Agreement. No portion of the Option shall be exercisable after the term of the Option.

3.     EXERCISE OF OPTION. (a)    The Option, subject to the provisions of the ICP, shall be exercised by submitting a request to exercise to the Company’s stock option administrator, in accordance with the Company’s current exercise policies and procedures, specifying the number of Shares to be purchased, which number may not be less than one hundred (100) Shares (unless the number of Shares purchased is the total balance which is then exercisable). Unless the Company, in its discretion, establishes “cashless exercise” procedures and permits Participant entitled to exercise the Option to utilize such “cashless exercise” procedures, Participant so exercising all or part of this Option shall, at the time of exercise, tender to the Company cash or cash equivalent for the aggregate option price of the Shares Participant has elected to purchase or certificates for Shares of Common Stock of the Company owned by Participant for at least six (6) months with a fair market value at least equal to the aggregate option price of the Shares Participant has elected to purchase, or a combination of the foregoing.

(b)     Prior to its expiration or termination and except as otherwise provided herein, the Option will become vested in accordance with the vesting schedule set forth below and any vested Option will be exercisable by Participant so long as Participant has maintained continuous employment with the Company or a subsidiary of the Company from the Grant Date through the exercise date:

(i)	25% of the Option shall vest on the 1st anniversary of the Grant Date.

(ii)	25% of the Option shall vest on the 2nd anniversary of the Grant Date.

(iii)	25% of the Option shall vest on the 3rd anniversary of the Grant Date.

(iv)	25% of the Option shall vest on the 4th anniversary of the Grant Date.

4.    TAXES. If, upon the exercise of an Option, there shall be payable by the Company any amount for tax withholding, the Company shall have the right to require Participant to pay the amount of such taxes immediately, upon notification from the Company, before a certificate for the Shares purchased is delivered to Participant pursuant to such Option. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable to Participant in cash or in Shares or from any other amounts payable any time thereafter to Participant.

5.    TRANSFERABILITY. This Option may be transferred to and may thereafter be exercised by one or more members of Participant’s immediate family, by a trust established by Participant for the benefit of one or more members of Participant’s immediate family, or by a partnership of Company of which the only owners are members of Participant’s immediate family (the “Transferee(s)”); provided, that no portion of the Option may be transferred until such time as it becomes vested and exercisable pursuant to Section 3(b) hereof, and further provided that no more than fifty percent (50%) of the exercisable Option may be transferred by Participant. An “immediate family member” shall mean Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. Transferee will be subject to all terms and conditions applicable to Option prior to its transfer. Transferee may not again transfer said Option. In order to transfer this Option, Participant must notify the Company in the form of a “Notice of Transfer of Nonqualified Stock Option” (which form may be obtained from the Company’s Legal Department) of such transfer and include the name, address and social security number of Transferee, as well as the relationship of Transferee to Participant. Upon the exercise by the Transferee, all applicable employment taxes will be due from the Participant and all taxable earnings and tax withholding amounts associated with such exercise by Transferee will be included in the Participant Form W2 in the year of exercise.

6.    FORFEITURE OF OPTION UPON TERMINATION OF EMPLOYMENT. Unless otherwise provided for in the ICP or in this Agreement, the Option (whether vested or unvested), to the extent not yet exercised, shall be forfeited immediately upon Participant’s termination of employment with the Company or any of its subsidiaries.

7.    TERMINATION OF PARTICIPANT’S EMPLOYMENT WITHOUT CAUSE. In the event that Participant’s employment is terminated without cause by the Company or one of its subsidiaries and Participant receives severance pay following Participant’s employment pursuant to a written agreement, vesting of the Option shall continue through the end of the severance period set forth in the agreement providing for such severance pay. To the extent vested, the Option shall be exercisable at any time during the severance period and on or before the ninetieth (90th) day following the last day of the severance period, as long as no government regulations or rules are violated by such continued vesting or exercise period; provided, however, that in no event will the Option be exercisable beyond its original term.

8.    RETIREMENT OF PARTICIPANT. In the event Participant’s employment with the Company and any subsidiary of the Company terminates by reason of a “Qualified Retirement”, Participant (a) shall continue to vest in the Option, to the extent unvested as of the retirement date, for a period of three (3) years following Participant’s retirement date and (b) may exercise the Option, to the extent vested, at any time within the period of three (3) years following Participant’s retirement date, but not beyond the original term of the Option, in both cases as long as no government regulations or rules are violated by such continued vesting or exercise period. To the extent unvested or unexercised at the end of the three (3) year period following Participant’s retirement date, the Option shall be forfeited. In the event Participant’s termination of employment qualifies as a Qualified Retirement and Participant also enters into a severance agreement with the Company, the terms of this Section 8 shall apply with respect to the vesting and exercise of the Option as of the Participant’s employment termination date. “Qualified Retirement” shall mean termination of employment after attainment of age fifty-five (55) with at least ten (10) years of continuous service, or attainment of age sixty (60) with at least five (5) years of continuous service, provided that:  (i) if Participant elects to terminate his or her employment voluntarily, Participant has provided the Company with at least twelve (12) months advance notice of his or her retirement date or such other term of advance notice as is determined by the Chief Human Resources Officer of the Company; or (ii) if the Company elects to terminate Participant’s employment, such termination is without cause.

9.    DISABILITY OF PARTICIPANT. In the event Participant’s employment with the Company and any subsidiary of the Company terminates by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such Plan, as defined by the Social Security Administration), the Option shall vest as follows: the Option shall vest with respect to a total number of Shares as of the employment termination date (which is the last day that Participant is employed by the Company and any subsidiary of the Company) equal to (i) the number of Shares subject to the Option on the Grant Date multiplied by the following fraction: (A) the numerator shall be the whole number of months elapsed as of the employment termination date since the Grant Date and (B) the denominator shall be forty-eight (48), minus (ii) the number of Shares with respect to which the Option vested prior to the employment termination date (whether or not the Option was previously exercised). For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which Participant has worked. For example, if the time elapsed between the Grant Date and the employment termination date is eight months and five days, the numerator in sub-section (A) above shall be nine. The Option may be exercised to the extent vested at any time within one (1) year of Participant’s employment termination date but not beyond the original term of the Option. The Vesting Date shall be the Participant’s employment termination date.

10.     DEATH OF PARTICIPANT. In the event of Participant’s death while Participant is employed with the Company and any subsidiary of the Company, the Option shall immediately vest in full, and the Option shall remain exercisable for a period of one (1) year after Participant’s death, or prior to the Option expiration date, whichever occurs first, by Participant’s executor, administrator, personal representative or any person or persons who acquired the Option directly from Participant by bequest or inheritance. At the end of said one (1)-year time period, all rights with respect to any Option that is unexercised shall terminate and the Option shall be cancelled.

11.     TRANSFER OF EMPLOYMENT.     Transfer of employment of Participant from the Company to a subsidiary of the Company, transfer among or between subsidiaries, or transfer from a subsidiary to the Company shall not be treated as termination of employment.

12.     ACCEPTANCE OF AWARD. The Option may not be exercised unless and until the Company has received acceptance by Participant of the terms and conditions set forth herein. Acceptance may be submitted either electronically, if available, or in writing.

13.     NOTICE. Any notice required to be given hereunder to the Company shall be addressed to the Company, attention Senior Vice President, Compensation & Benefits, One CVS Drive, Woonsocket, RI 02895, and any notice required to be given hereunder to Participant shall be addressed to Participant at his or her address as shown on the records of the Company, subject to the right of either party hereafter to designate in writing to the other some other address.

14.     RECOUPMENT OF OPTION AWARD. The Option subject to this Agreement under the ICP shall be subject to the terms of the Company’s Recoupment Policy as it exists from time to time, which may require the Participant to immediately repay to the Company the value of any pre-tax economic benefit that he or she may derive from the Award. By accepting this Award, Participant acknowledges that a copy of the Company’s Recoupment Policy has been made available for the Participant’s reference.

15.     COMMITTEE AUTHORITY. The Committee shall have the authority, in its sole discretion, to make any interpretations, determinations, and/or take any administrative actions with respect to the ICP and this Agreement, including whether any post-termination payments to Participant shall be deemed severance pay, the duration of any severance period, and/or whether a termination was without cause.

16.    GOVERNING LAW. This Nonqualified Stock Option Agreement and the Option evidenced hereby shall be governed by the laws of Delaware, without giving effect to principles of conflict of laws.

17.     ACCEPTANCE. This Agreement shall be fully effective only upon the Participant’s formal acceptance of the terms and conditions set forth above as required by the Company.

BY: ___________________________________________________
Lisa Bisaccia
Senior Vice President, Chief Human Resources Officer
CVS Caremark Corporation

Accepted By: ______________________________________
Participant

____________________________
Date

2014 BPC NQSO Agreement

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